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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Storage Computer Corporation (the "Company") on Form S-8 of our report dated March 19, 1999 on the consolidated financial statements of the Company as at December 31, 1998 and for the year then ended appearing in this annual report on Form 10-K of the Company.






BDO Seidman, LLP
Boston, Massachusetts
April 12, 1999





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